Exhibit 99.A

Exhibit A

Joint Filing Agreement

The undersigned agree that the foregoing Statement on Schedule 13G (including any and all amendments thereto) is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k) under the Act and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings.

Dated:  September 18, 2021

AFFAMED PROJECT LIMITED

By:	/s/ Mengjiao JIANG
	Name:	Mengjiao JIANG
	Title:	Director

AffaMed Therapeutics Limited

By:	/s/ Dayao ZHAO
	Name:	Dayao ZHAO
	Title:	Director

C-Bridge IV Investment Three Group Limited

By:	/s/ Wei Fu
	Name:	Wei Fu
	Title:	Director

C-Bridge IV Investment Six Limited

By:	/s/ Wei Fu
	Name:	Wei Fu
	Title:	Director

C-Bridge IV Investment Twenty Limited

By:	/s/ Wei Fu
	Name:	Wei Fu
	Title:	Director

AffaMed Management Limited

By:	/s/ Wei Fu
	Name:	Wei Fu
	Title:	Director

C-Bridge Healthcare Fund IV, L.P.

By:	/s/ Wei Fu
	Name:	Wei Fu
	Title:	Authorized Representative

C-Bridge Healthcare Fund GP IV, L.P.

By:	/s/ Wei Fu
	Name:	Wei Fu
	Title:	Authorized Representative

C-Bridge Capital GP IV, Ltd.

By:	/s/ Wei Fu
	Name:	Wei Fu
	Title:	Director

C-Bridge Joint Value Creation Limited

By:	/s/ Wei Fu
	Name:	Wei Fu
	Title:	Director

TF Capital IV, Ltd.

By:	/s/ Wei Fu
	Name:	Wei Fu
	Title:	Director

Nova Aqua Limited

By:	/s/ Wei Fu
	Name:	Wei Fu
	Title:	Authorized Representative

/s/ Wei Fu
Wei Fu